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                         PATRIOT SCIENTIFIC CORPORATION

                                   FORM 10-KSB

                                EXHIBIT NO. 10.18

        TECHNOLOGY LICENSE AND DISTRIBUTION AGREEMENT DATED JUNE 23, 1997
                 BETWEEN THE COMPANY AND SUN MICROSYSTEMS, INC.



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                               TECHNOLOGY LICENSE
                           AND DISTRIBUTION AGREEMENT

        This Technology License and Distribution Agreement (the "Agreement") is entered into this 23rd day of June, 1997 (the "Effective Date") between Sun Microsystems, Inc., acting by and through its JavaSoft organization ("Sun") with its principal place of business at 2550 Garcia Avenue, Mountain View, California 94043 and Patriot Scientific Corporation, a Delaware corporation with its principal place of business at 10989 Via Frontera, San Diego, CA 92127 ("Licensee").

                                    RECITALS

        WHEREAS Sun wishes to license its JavaOS technology, while maintaining compatibility among JAVA language-based products; and

        WHEREAS Sun wishes to protect and promote certain trademarks used in connection with its JavaOS and JAVA technologies; and

        WHEREAS Licensee wishes to develop and distribute products based upon Sun's JavaOS technology;

        NOW THEREFORE, Sun and Licensee enter into this Technology Licensing and Distribution Agreement on the following terms.

1.  DEFINITIONS

        1.1. "Applet Application Programming Interface" or "AAPI" means the public application programming interface to the JavaOS Environment reflected in the Technology as identified in Exhibit A, the bytecode specification in the Documentation entitled "Java Virtual Machine Specification" and by the Java language specification in the Documentation entitled "Java Language Specification" and as modified by JavaSoft during the term of this Agreement, including all public class libraries and interfaces.

        1.2. "Applet" means a Java application which (i) runs on the AAP I and (ii) consists of Java byte codes executable by the Java Runtime Interpreter (but does not include or incorporate the Java Runtime Interpreter).

        1.3. "Derivative Work(s)" means: (i) for material subject to copyright or mask work right protection, any work which is based upon one or more pre-existing works of the Technology, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted,
                (ii) for patentable or patented materials, any adaptation, subset, addition, improvement or combination of the Technology, and (iii) for material subject to trade secret protection, any new material, information or data relating to and derived from the Technology, including new material which may be protectable by copyright, patent or other proprietary rights, and, with respect to each of the above, the preparation, use and/or distribution of which, in the absence of this Agreement or other authorization from the owner, would constitute infringement under applicable law. Notwithstanding the above, Derivative Work shall not mean or include changes, modifications, revisions, alterations, additions, improvements, or the like, to the PSC 1000 family of processor chips or related hardware of Licensee, or any other processor chip or hardware listed on Exhibit B hereto, made by Licensee to accommodate the Technology.

        1.4. "Documentation" means the documentation which JavaSoft provides for use with the Technology, as more particularly identified in Exhibit A.ll.



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        1.5.    "Field of Use" means the relevant market segments and/or product areas identified in Exhibit B.

        1.6.    "JavaOS Classes" means the JavaOS classes listed in Exhibit
                A.l.a.

        1.7. "JavaOS Environment' means the combination of the JavaOS Runtime Interpreter and the JavaOS Classes.

        1.8. "JavaOS Runtime Interpreter" means the program which implements the Java Virtual Machine, as specified in the Java Virtual Machine Specification, without the need for a desktop-style operating system, i.e., directly on bare silicon. The JavaOS Runtime Interpreter consists of the Shared Part and the Platform
                - Dependent Part.

        1.9. "Licensee Open Classes" means additional Java classes developed by Licensee which represent extensions to the AAPI, and which are made available to third parties in either source or binary form to use in the development of additional software which outputs Java bytecodes and/or runs on a Java compatible Runtime Interpreter.

        1.10. "Permitted Derivative Work(s)" means Derivative Works made by or for Licensee that constitute Product(s), Licensee Open Classes, Licensee-implemented modifications to the Platform Dependent Part of the Technology and Licensee-implemented modifications to the Shared Part of the Technology to the extent authorized in Exhibit G.

        1.11. "Platform Dependent Part" means those Source Code files and corresponding binary code of the JavaOS Environment which are not in a "share" directory or subdirectory thereof.

        1.12. "Product(s)" means a Licensee product into which the Technology is integrated in whole or in part. A "Product" must: (i) have a principal purpose which is substantially different from that of the stand - alone JavaOS Environment; (ii) represent a significant functional and value enhancement to the JavaOS Environment; (iii) operate in conjunction with the JavaOS Environment; and (iv) not be marketed as a technology which replaces or substitutes for the JavaOS Environment. A current list of Product(s) is specified in Exhibit B, which may be amended by Licensee to add Product(s) from time to time. A microprocessor with the binary of the JavaOS software burned into the memory thereof shall qualify as a Product for purposes of this Agreement.

        1.13. "Shared Part" means those Source Code files and corresponding binary code of the JavaOS Environment which are in any 'share" directory or subdirectory thereof.

        1.14. "Source Code" means the human readable version, in whole or in part, of the Technology whether supplied by JavaSoft or any other entity, and any corresponding comments and annotations.

        1.15. "Technology" means the JavaOS Runtime Interpreter, and the JavaOS Classes developed by Sun, as more particularly identified in Exhibit A, and Updates thereto to the extent that Licensee is entitled to receive them hereunder.

        1.16. "Trademarks" means all names, logos, designs, characters, and other designations or brands used by JavaSoft in connection with the Technology.

        1.17. "Updates" means bug fixes, modifications, variations, enhancements, to the extent included in a patch or dot release of the Technology which JavaSoft generally licenses as part of the Technology.



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2.  LICENSE GRANTS

    2.1.Source Code License.

        Subject to the terms and conditions contained in this Agreement and subject to Licensee's payments specified in Exhibit C, Sun hereby grants to Licensee, under and to the extent of Sun's Intellectual Property Rights and solely for the Field(s) of Use specified in Exhibit B, a perpetual, worldwide, non-exclusive, non-transferable license, without the right to sublicense (except as specified in Section 2.1b(iii)), to: (i) use the Source Code for internal development and porting purposes, (ii) modify the Source Code to create Derivative Works (provided that Licensee shall be limited solely to creating Derivative Works that constitute product(s), Licensee Open Classes, and Licensee - implemented modifications to the Platform Dependent Part ("Permitted Derivative Works")), and
           (iii) compile the Source Code and Permitted Derivative Works thereof.

        Licensee shall have no right to modify or subset the AAPI or to modify the functional behavior of the JavaOS Runtime Interpreter. Licensee may use the Source Code of the Shared Part of the JavaOS Environment to develop Product(s), Licensee Open Classes, and Licensee - implemented modifications to the Platform Dependent Part, but if it uses such Source Code, it must use all of it without modification, except as set forth in Exhibit G.

        Except as specified in Section 2.1b(iii), Licensee shall have no right to distribute the Source Code of the Technology or of Derivative Works.

        Porting.

        Licensee may port the Platform Dependent Part to platforms other than those specified in Exhibit C.

        Sun will work with Licensee to identify any changes which are necessary to the Shared Part of the JavaOS Runtime Interpreter to allow porting it to other platforms, and Sun will use reasonable efforts to evaluate the feasibility of implementing such changes or reclassifying the necessary code as Platform Dependent. Licensee may sublicense and deliver a copy of the Source Code of the Technology to third parties (i) only in association with the delivery and sublicensing of Licensee Products, (ii) solely for the purpose of enabling such third party to port or localize Products for Licensee, and (iii) only with Sun's prior written approval. Any such sublicense shall be made subject to terms and conditions relating to ownership, use, compatibility, and confidentiality of the Technology substantially similar to those contained herein.

         Bug Fixes. Licensee will inform Sun promptly, and no later than it informs any third party, of any bugs identified in the Technology, and to the extent that Licensee elects to correct such bugs, Licensee will make the Source Code of such bug fixes promptly available to Sun free of all restrictions as they are implemented.

    2.2. Binary Code License.

        Sun hereby grants Licensee, under and to the extent of Sun's
           Intellectual Property Rights, a non-exclusive, worldwide, fully paid up license to make, use and reproduce an unlimited number of copies of the Technology in binary form, for Licensee's internal use during the term of this Agreement.

           Worldwide Distribution. Sun hereby grants Licensee a worldwide, nonexclusive license to distribute the Product(s) incorporating the Technology solely in binary form. Licensee may use such distribution channels as Licensee deems appropriate, including distributors, resellers, dealers and sales representatives (collectively, "Distributors"), provided however, that such Distributors shall not modify the Technology (other than the drivers thereof), and shall be obligated to abide by the relevant terms in this Agreement governing use, distribution, compatibility, and confidentiality.



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    2.3.Documentation.

           Sun hereby grants to Licensee, under and to the extent of Sun's
               Intellectual Property Rights, a non-exclusive, non-transferable license to: (I) use the Documentation for internal development purposes, (ii) copy, use and modify the Documentation to create technically accurate Licensee documentation (which must include all the relevant Sun copyrights, notices, and marks), (iii) translate the Documentation into other languages, and (iv) distribute such translated or modified Documentation in connection with distribution of the Product(s). Licensee may also use a pointer to the Sun Documentation on the Internet in connection with distribution of the Product(s).

    2.4.Compatibility.

           JavaOS Compatibility.

           From time to time, Sun will make available test suites at no cost for validating that the portion of Licensee's Product which interprets Java bytecodes complies with the then - current Specification of the JavaOS Technology as defined by Sun as of the date of that test suite ("JavaOS Test Suite"). Sun shall use reasonable efforts to review any changes to such JavaOS Test Suites as much in advance as possible with Licensee, but failure of Sun to do so shall not constitute a breach of this Agreement and shall not invalidate any such JavaOS Test Suite published by Sun.

           Each revision of a Product released by Licensee must pass a JavaOS
               Test Suite that was current within one hundred twenty (120) days before First Customer Shipment of such revision of such Product. Licensee shall not release or distribute to any third party the portion of Licensee's Product that interprets Java bytecodes, which does not successfully pass such JavaOS Test Suite. In the event that Licensee elects to use a version of the Technology that is newer than that which is required under this Section, Licensee agrees to pass the JavaOS Test Suite that corresponds to such newer version.

           If Licensee provides Sun with written notice of the existence of a bug in a current JavaOS Test Suite, Licensee shall be released from compatibility with the minimum portion of such JavaOS Test Suite necessary to avoid the impact of such bug, until such time as Sun provides to Licensee a corrected or new JavaOS Test Suite.

           Applet Tag Compatibility. Any Product that reads or writes hypertext markup language (HTML) or standard generalized markup language
               (SGML) shall use the Document Type Definition ("DTD") as specified in Exhibit E when referencing the Applet tag, unless another DTD is defined for the Applet tag by an industry standard.

           Branding and Trademarks. Licensee shall use a logo specified by Sun that indicates compatibility with the JavaOS Test Suites (the "Compatibility Logo") in a trademark manner on all Licensee Product(s) distributed hereunder. The terms and conditions governing the parties' agreement as to trademarks, logos, and branding shall be governed by the Trademark License entered into herewith, attached as Exhibit F hereto, and incorporated by reference herein.

    2.5.Licensee Open Classes.

           Licensee shall deliver to Sun free of all restrictions the specification for the application programming interface for each Licensee Open Class as early as is reasonably possible but in no event later than the date on which it first provides such specification or an implementation thereof to any third party. Included in such specification shall be an appropriate test suite sufficiently detailed to allow Sun and third parties to produce implementations compatible with the



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               specification. Licensee shall use its reasonable commercial efforts to clarify and correct the specification or the test suite upon written request by Sun and failure to do so within sixty (60) days after such request shall constitute breach of this Agreement.

           Licensee shall notify Sun as soon as it has made any general disclosure (i.e., not subject to confidentiality obligations) of such specification, or first releases a Product implementing such specification, after which Sun shall have no obligation of confidentiality whatsoever with respect to such specification. Licensee agrees that it will take no steps whatsoever to prevent Sun or any third party from creating independent and compatible implementations based on such specification, provided that such implementations do not violate Licensee's patents, copyrights or trade secrets in Licensee's implementation of the Licensee Open Classes (i.e., Licensee agrees that it will not enforce copyright or patent claims that relate to interface or compatibility with such specification).

           Licensee shall confine the names of all Licensee Open Classes to names beginning with "COM. Licensee" or such other convention as Sun may reasonably require and shall not modify or extend the names of public class or interface declarations whose names begin with "Java", "COM.sun" or their equivalents in any subsequent naming convention. Licensee will make reasonable commercial efforts to ensure that other commercial software packages which it redistributes conform to this convention.

           Licensee hereby grants Sun a non-exclusive, worldwide, fully - paid - up license to use an unlimited number of copies of the Licensee Open Classes, in binary form, for Sun's internal use, such use including but not limited to demonstration rights. Licensee agrees to reasonably negotiate in good faith with Sun the terms of a commercial license for the source code of the Licensee Open Classes. The parties agree that the FEES and other terms and conditions of this Agreement are a reasonable standard against which to judge such a license on a proportionate basis comparing the scope and complexity of the portion of the Licensee Open Class being licensed to the scope and complexity of the Technology.

    2.6.   Ownership.

           Ownership by Sun. Sun retains all right, title and interest in the Technology, Documentation, Updates, bug fixes, Trademarks, and Derivative Works, (except for Permitted Derivative Works) and associated Intellectual Property Rights. Licensee agrees to execute (in recordable form where appropriate) any instruments and/or documents as Sun may reasonably request to verify and maintain Sun's ownership rights, or to transfer any part of the same which may vest in Licensee for any reason. Licensee further agrees to promptly deliver to Sun any in source code form Derivative Works (except for Permitted Derivative Works) of the Technology created by Licensee pursuant to and during the term of this Agreement. Sun shall have no obligations of confidentiality to Licensee for such Derivative Works, nor shall Sun be obligated to incorporate any such Derivative Works into the Technology.

           Ownership by Licensee. Licensee retains all right, title and interest in Permitted Derivative Works created by Licensee pursuant to and during the term of this Agreement, subject to Sun's underlying rights in the Technology and associated Intellectual Property Rights identified in Section 2.6a. Licensee further retains all right, title and interest in all changes, modifications, revisions, alterations, additions, improvements, or the like, to the PSC 1000 family of processor chips or related hardware of Licensee, or any other processor chip or hardware listed on Exhibit B hereto, made by Licensee to accommodate the Technology.

     2.7. Protection of Sun's Rights. Licensee shall use, modify and practice the Technology and manufacture, market, distribute and sell Product(s), Licensee Open Classes, and Licensee - implemented modifications to the Platform - Dependent Part of the JavaOS Runtime Interpreter only in a manner consistent with the terms of this Agreement, and only in a manner reasonably



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           designed not to jeopardize or prejudice Sun's Intellectual Property
           Rights, including trademarks, trade dress and service marks, and other proprietary rights.

     2.8. No Other Grant. Each party agrees that this Agreement does not grant any right or license, under any Intellectual Property Rights of the other party, or otherwise, except as expressly provided in this Agreement, and no other right or license is to be implied by or inferred from any provision of this Agreement or by the conduct of the parties.

     2.9. Pre - Release. Licensee may release Product(s) based on the pre - FCS Technology licensed by Sun hereunder only for beta testing purposes.

3.0 SUPPORT AND UPDATES

           3.1 During the Support Period (as defined below), Sun shall provide to Licensee under the terms and conditions of this Agreement, Updates for the platforms specified in Exhibit C when and if any such Updates are made available by Sun to any commercial licensee similarly situated.

           3.2 Subject to payment of the fee specified in Exhibit C (3b), Sun shall assign the equivalent of one (1) half-time engineer to be available via phone, electronic mail and/or scheduled appointment during regular business hours to support Licensee, from the Effective Date through the fifth (5th) anniversary of the Sun FCS Date (as defined below) (the "Support Period"). The selection of the support engineer shall be at Sun's sole discretion. Licensee may designate a maximum of three (3) contacts to interface with the Sun support engineer.

           3.3 Upon the request of Licensee, Sun agrees to reasonably negotiate in good faith for additional support through a separate support agreement.

4.0 PAYMENT

           4.1 License and Support Fees and Royalties. Licensee shall pay to Sun the license and support fees and royalties set forth in Exhibit C within thirty (30) days from the Effective Date of this Agreement, unless otherwise specified in Exhibit C. Thereafter, and for the term of the Agreement, Licensee shall pay the Support Fee on or before the anniversary of the Effective Date.

           4.2 Taxes. All payments required by this Agreement shall be made in United States dollars, are exclusive of taxes, and Licensee agrees to bear and be responsible for the payment of all such taxes, including, but not limited to, all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with this Agreement (excluding only taxes based on Sun's net income).

           4.3 Records. Licensee shall maintain account books and records consistent with Generally Accepted Accounting Principles appropriate to Licensee's domicile, as may be in effect from time to time, sufficient to allow the correctness of the royalties required to be paid pursuant to this Agreement to be determined.

           4.4 Audit Rights. Sun shall have the right to audit such accounts upon reasonable prior notice. The right to audit may be exercised through an independent auditor of Sun's choice (the "Auditor"). The Auditor shall be bound to keep confidential the details of the business affairs of Licensee and to limit disclosure of the results of any audit to only the sufficiency of the accounts and the amount, if any, of any additional payment or other payment adjustment that should be made. Such audits shall not occur more than once each year (unless discrepancies are discovered in excess of the five percent (5%) threshold set forth in Section 4.5, in which case two consecutive quarters per year may be audited). Except as set forth in
           Section 4.5 below, Sun shall bear all costs and expenses associated with the exercise of its rights to audit.

           4.5 Payment Errors. In the event that any errors in payments shall be determined, such errors shall be corrected by appropriate adjustment in payment for the quarterly period during which the error is discovered. In the event of an underpayment of more than five percent (5%) of the proper amount



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           owed, upon such underpayment being properly determined by the
           Auditor, Licensee shall reimburse Sun the amount of said underpayment and the reasonable charges of the Auditor in performing the audit that identified said underpayment, and interest on the overdue amount at the maximum allowable interest rate from the date of accrual of such obligation.

5.0 ADDITIONAL AGREEMENT OF PARTIES

           5.1 Notice of Breach or Infringement. Each party shall notify the other immediately in writing when it becomes aware of any breach or violation of the terms of this Agreement, or when Licensee becomes aware of any potential or actual infringement by a third party of the Technology or Sun's Intellectual Property Rights therein.

           5.2 Notices. Licensee shall not remove any copyright notices, trademark notices or other proprietary legends of Sun or its suppliers contained on or in the Technology or Documentation. Each unit of Product(s) containing the Technology distributed by Licensee shall include in Licensee's documentation, or in other terms and conditions of sale, notices substantially similar to those contained on and in the Technology. Licensee or its Distributors shall require an end user license agreement for each unit of Product(s) shipped and Licensee shall provide Sun with a copy of such form agreement for review and approval. If Licensee or its Distributors use a package design or label for the Product(s), such package design or label shall include an acknowledgment of Sun as the source of the Technology and such other notices as specified in Exhibit F. In addition, Licensee shall comply with all reasonable requests by Sun to include Sun's copyright and/or other proprietary rights notices on the Product(s), documentation or related materials, including but not limited to the notices and acknowledgments as specified in Exhibit F.

           5.3 End User Support. Licensee shall provide technical and maintenance support service for its distributors and end user customers in accordance with Licensee's standard support practices. Sun shall not be responsible for providing any support to Licensee's distributors or customers for the Technology or the Product(s).

           5.4 Marketing. Licensee will cooperate with Sun on mutually agreeable marketing and promotional activities relating to the Technology. Licensee's initial press announcement concerning execution of this Agreement must be reviewed and approved by Sun prior to its release.

           5.5 Use of Licensee's name. Licensee hereby authorizes Sun to identify Licensee as a user of the Technology in advertising, marketing, collateral, customer lists and customer success stories prepared by or on behalf of Sun for the Technology, provided that Licensee will have the right to approve the use of its name, such approval not to be unreasonably withheld or delayed.

6.0 LIMITED WARRANTY AND DISCLAIMER

           6.1 Limited Warranty. Sun represents and warrants that the media on which the Technology is recorded will be free from defects in materials and workmanship for a period of ninety (90) days after delivery. Sun's sole liability with respect to breach of this warranty is to replace the defective media. Except as expressly provided in this Section 6.1, Sun licenses the Technology and Documentation to Licensee on an "AS IS" basis.

           6.2 General Disclaimer. EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON - INFRINGEMENT, ARE HEREBY DISCLAIMED.

           6.3 Logo Disclaimer. SUN MAKES NO WARRANTIES OF ANY KIND RESPECTING THE COMPATIBILITY LOGO(s), INCLUDING THE VALIDITY OF SUN'S RIGHTS IN THE COMPATIBILITY LOGO(s) IN ANY COUNTRY, AND DISCLAIMS ANY AND ALL WARRANTIES THAT MIGHT OTHERWISE BE IMPLIED BY APPLICABLE LAW, INCLUDING WARRANTIES AGAINST INFRINGEMENT OF THIRD PARTY TRADEMARKS.



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           6.4 Limitation. The warranties set forth in this Article 6.0 are expressly subject to Section 9.0 (Limitation of Liability).

7.0 CONFIDENTIAL INFORMATION

           7.1 Confidential Information. For the purposes of this Agreement, "Confidential Information" means the Technology and that information which relates to (i) Sun hardware or software, (ii) Licensee hardware or software, (iii) the customer lists, business plans and related information of either party, and (iv) any other technical or business information of the parties, including the terms and conditions of this Agreement. In all cases, information which a party wishes to be treated as "Confidential Information" shall be marked as "confidential" or "proprietary" (or with words of similar import) in writing by the disclosing party on any tangible manifestation OF the information transmitted in connection with the disclosure, or, if disclosed orally, designated as "confidential" or "proprietary" (or with words of similar import) at the time of disclosure. Sun has no obligation of confidentiality to Licensee with respect to Derivative Works (except for Permitted Derivative Works) and the specifications of the Licensee Open Classes.

           7.2 Preservation of Confidentiality. The parties agree that all disclosures of Confidential Information (as defined under Section 7.1 above) shall be governed by and treated in accordance with the terms of the Confidential Disclosure Agreement (the "CDA") attached hereto as Exhibit D and incorporated herein by reference, modified as follows:

           the definition of "Confidential information" shall be as set forth in Section 7.1 above notwithstanding any definition set forth in the CDA;

           the use of Confidential Information shall be limited to the scope of the licenses provided in this Agreement; and

           the obligations of confidentiality expressed in the CDA shall extend three (3) years beyond termination of this Agreement, except with respect to Sun Source Code which shall be held in confidence in perpetuity; and

           the CDA shall remain in effect for the term of this Agreement.

8.0 LIMITED INDEMNITY

           8.1 Licensee acknowledges that Sun shall not be liable for any defects or deficiencies in the Technology or in any Product, process or design created by, with or in connection with the Technology whether or not such defects and/or deficiencies are caused, in whole or in part, by defects or deficiencies in the design or implementation of the Technology. Upon delivery of the Technology by Sun pursuant to this Agreement, Sun will provide to Licensee a limited indemnity as described in Sections 8.2 - 8.5 below.

           8.2 Sun will defend, at its expense, any legal proceeding brought against Licensee, to the extent it is based on a claim that use of the Technology is an infringement of a trade secret or copyright in any country that is a signatory to the Berne Convention, and will pay all damages awarded by a court of competent jurisdiction attributable to such claim, provided that Licensee: (i) provides notice of the claim promptly to Sun; (ii) gives Sun sole control of the defense and settlement of the claim; (iii) provides to Sun, at Sun's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Sun's prior written consent.

           8.3 Should any Technology or any portion thereof become, or in Sun's opinion be likely to become, the subject of a claim of infringement for which indemnity is provided under Section 8.2, Sun shall, as Licensee's sole and exclusive remedy for ongoing infringement, elect to: (i) obtain for Licensee the right to use such Technology; (ii) replace or modify the Technology so that it becomes non - infringing; or (iii) accept the return of the Technology and grant Licensee a refund of the License Fee and royalties, as depreciated on a five year straight-line basis.



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           8.4 Sun shall have no liability for any infringement or claim which results from: (i) use of other than a current unaltered version of the Technology, if such version was made available to Licensee; (ii) use of the Technology in combination with any non -Sun-provided equipment, software or data; or (iii) Sun's compliance with designs or specifications of Licensee.

           8.5 THIS ARTICLE STATES THE ENTIRE LIABILITY OF SUN WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE TECHNOLOGY. SUN SHALL HAVE NO OTHER LIABILITY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF LICENSEE OR ANY THIRD PARTY AS A RESULT OF USE, LICENSE, OR SALE OF TECHNOLOGY.

           8.6 Indemnity by Licensee. Except for claims for which Sun is obligated to indemnify Licensee under Section 8.2, Licensee shall defend and indemnify Sun from any and all claims brought against Sun by third parties, and shall hold Sun harmless from all corresponding damages, liabilities, costs and expenses, (including reasonable attorneys' fees) incurred by Sun arising out of or in connection with Licensee's use, reproduction or distribution of the Technology, Product(s) or Licensee Open Classes. Licensee's obligation to provide indemnification under this Section shall arise provided that Sun: (i) gives notice of the claim promptly to Licensee; (ii) gives Licensee sole control of the defense and settlement of the claim; (iii) provides to Licensee, at Licensee's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Licensee's prior written consent.

9.0 LIMITATION OF LIABILITY

           9.1 Limitation of Liability. Except for express undertakings to indemnify under this Agreement and/or breach of Sections 2.4, 2.5,
           7.0 or 9.2:

           Each party's liability to the other for claims relating to this Agreement, whether for breach or in tort, shall be limited to the license fees and royalties paid by Licensee for the Technology related to the claims.

           b. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. FURTHER, LIABILITY FOR SUCH DAMAGE SHALL BE EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. The provisions of this Section 9.0 allocate the risks under this Agreement between Sun and Licensee and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement. 9.2 High Risk Activities. The Technology is not designed or intended for use in online control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Sun disclaims any express or implied warranty of fitness for such uses. Licensee agrees that it will not knowingly use or license the Technology for such purposes, and that it will ensure that its customers and end users of the Technology are provided with a copy of the foregoing notice.

10.0 TERM AND TERMINATION

           10.1 Term. The term of this Agreement shall begin on the Effective Date and shall continue for a period of three (3) years, or until terminated as provided below. Each year for five (5) consecutive years following expiration of the initial three (3) year term, at Licensee's sole option, Licensee may extend the term of this Agreement for one (1) additional year. Licensee shall indicate its intent to extend the Agreement by written notice to Sun within thirty
           (30) days prior to the expiration of the preceding term. Termination is permitted either for breach of this Agreement, upon thirty (30) days written notice to the other party and an opportunity to cure within such thirty (30) day period, or upon



                                     EX-48
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           any action for infringement of any patent relating to the Technology by Licensee against Sun or any of Sun's licensees of the Technology. (Notwithstanding the above, Licensee reserves and retains to itself the exclusive right to all of its pre - existing technology related to the PSC 1000 family of processor chips and related hardware of Licensee, and any other processor chip or hardware listed on Exhibit B hereto, and shall have the right to enforce any copyright or patent claims relating thereto.) In addition, at any time after the initial twelve months of the term of this Agreement, termination is also permitted upon sixty (60) days written notice by Licensee to Sun stating that Licensee is terminating the making, importing, use, sale and distribution of Licensee's Products, in which event all Support and Update Fees set forth in Exhibit C shall be prorated to the date of termination.

           10.2 Effect of Expiration. Upon expiration of this Agreement, Sun shall retain use, under the terms of this Agreement, of the Intellectual Property Rights received hereunder, and Licensee shall be authorized to: (i) distribute Product(s) containing the version of the Technology incorporated therein at the time of expiration, subject to Licensee's continued compliance with the Test Suites current at the time of expiration, and payment of royalties, and (ii) retain one (1) copy of the Technology in Source Code form to support customers having copies of Product(s) distributed by Licensee prior to the expiration hereof. All other rights of Licensee shall terminate upon such expiration.

           10.3 Effect of Termination. In the event of termination of this Agreement by Sun in accordance with Section 10.1 above, Licensee shall promptly: (i) return to Sun all copies of the Technology and Derivative Works thereof in tangible or electronic form, Documentation, and Confidential Information (collectively "Sun Property") (excluding Licensee Open Classes and Licensee - implemented modifications to the Platform Dependent Part) in Licensee's possession or control; or (ii) permanently destroy or disable all copies of the Sun Property in Licensee's possession or control, except as specifically permitted in writing by Sun; and
           (iii) provide Sun with a written statement certifying that Licensee has complied with the foregoing obligations. All rights and licenses granted to Licensee shall terminate upon such termination.

           10.4 No Liability for Expiration or Lawful Termination. Neither party shall have the right to recover damages or to indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS TERMINATION IS A MATERIAL BREACH OF THIS AGREEMENT.

           10.5 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision. The rights of Sun under this Section 10.0 are in addition to any other rights and remedies permitted by law or under this Agreement.

           10.6 Survival. The parties' rights and obligations under Sections 2.0, 4.0, 5.2, 5.3, 6.0, 7.0, 8.0, 9.0, 10.0, and 11.0 shall survive expiration or termination of this Agreement, excluding in the event of breach by Licensee, Licensee's rights under Section 2.0, which shall terminate.

           10.7 Irreparable Harm. The parties acknowledge that breach of Sections 2.0, 5.2, 5.3, 7.0, 9.2, or 11.6 may cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which a non-reaching party might be entitled, such party may seek immediate injunctive relief in the event of a breach of the provisions of such Articles.

11.0 MISCELLANEOUS

           11.1 Notices. All notices must be in writing and delivered either in person or by certified mail or registered mail, postage prepaid, return receipt requested, to the person(s) and address specified below. Such notice will be effective upon receipt.



                                     EX-49
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           Sun                                   Licensee
           Sun Microsystems, Inc.                Patriot Scientific Corporation
           2550 Garcia Avenue, UCUP01-05         10989 Via Frontera
           Cupertino, California 95014 - 2233         San Diego, CA 92127
           Attn: JavaSoft General Counsel             Attn:

           11.2 Partial Invalidity. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted unless such a deletion would frustrate the intent of the parties with respect to any material aspect of the relationship established hereby, in which case, this Agreement and the licenses and rights granted hereunder shall terminate.

           11.3 Complete Understanding. This Agreement and the Exhibits hereto constitute and express the final, complete and exclusive agreement and understanding between the parties with respect to its subject matter and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof. No terms of any purchase order or similar document issued by Licensee shall be deemed to add to, delete or modify the terms and conditions of this Agreement. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by the parties.

           11.4 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

           11.5 Governing Law. This Agreement is made under and shall be governed by and construed under the laws of the State of California, regardless of its choice of laws provisions. 11.6 Compliance with Laws. The Technology, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import the Technology or Product(s) as may be required after delivery to Licensee.

           Licensee shall make reasonable efforts to notify and inform its employees having access to the Technology of Licensee's obligation to comply with the requirements stated in this Article.

           11.7 Disclaimer of Agency. Licensee is not authorized to make any representation or warranty on behalf of Sun to its end users or third parties. The relationship created hereby is that of licensor and licensee and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute Licensee as a franchisee of Sun. Licensee hereby waives the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.

           11.8 Delivery. As soon as practicable after the Effective Date, Sun shall deliver to Licensee one (1) copy of each of the deliverables set forth in Exhibit A. Licensee acknowledges that certain of the deliverables are in various stages of completion and agrees to accept the deliverables as and to the extent completed as of the date of delivery and "AS IS." In the event any deliverable is already in the possession or custody of Licensee, such item(s) shall, to the extent used in connection with the rights granted in Section 2.0 above, be subject to the terms of this Agreement, notwithstanding any pre-existing agreement or understanding between Licensee and Sun with respect to such items.

           11.9 Assignment and Change in Control. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that Sun may assign this Agreement to a majority - owned subsidiary.



                                     EX-50

           11.10 Construction. This Agreement has been negotiated by Sun and Licensee and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

           11.11 Force Majeure. Except for the obligation to pay money, neither party shall be liable to the other party for non-performance of this Agreement, if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice under
           Section 11.1 and makes all reasonable efforts to perform.

           11.12 Exhibits:

           The following are included herein by reference as integral parts of this Agreement:

Exhibit A - Description of Technology and Documentation
Exhibit B - Identification of Licensee Product(s)
Exhibit C - Schedule of Fees and Royalties
Exhibit D - Confidential Disclosure Agreement
Exhibit E - Document Type Definition
Exhibit F - Trademark License
Exhibit G - Shared Part Exceptions

           11.13 Section References. Any reference contained herein to an article of this agreement shall be meant to refer to all subsections of the article.

           11.14 No Competitive Restrictions. The Parties agree that nothing in this Agreement is intended to prohibit Licensee from independently developing or acquiring technology that is the same as or similar tot he Technology, provided that Licensee does not do so in breach of Exhibit D to this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


Sun Microsystems, Inc.                      Licensee:

By:     /S/ ALAN E BARATZ                   By:     /S/ M.A. CARENZO
        ----------------------------                ----------------------------
Name:   Alan E. Baratz                      Name:   M.A. Carenzo
Title:  President, JavaSoft                 Title:  President & CEO
Date:   6/23/97                             Date:   6/30/97



                                     EX-51